UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 14, 2013

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On January 14, 2013 the Compensation Committee of the Board of Directors of Overstock.com, Inc. (the “Company”) (i) approved 2012 bonus payments, (ii) set 2013 salaries, (iii) approved a Company-wide bonus pool plan for 2013 and (iv) approved restricted stock unit grants under the Company’s 2005 Equity Incentive Plan to officers of the Company, including the officers named below for whom disclosure may be required by Item 5.02(e) of Form 8-K (the “Officers”), as follows:

Name and Title	2012 Bonus		2013 Salary			Restricted Stock Unit Grant (1)
Patrick M. Byrne, Chairman of the Board and Chief Executive Officer	$0	(2)		$100,000		17,500
Jonathan E. Johnson III, President	$99,106			$350,000		17,500
Stormy D. Simon, Senior Vice President, Customer and Partner Care	$75,106			$300,000		15,000
Stephen J. Chesnut, Senior Vice President, Finance and Risk Management	$75,106			$300,000		15,000
Samuel J. Peterson, Senior Vice President, Information Technology (3)	$75,106		$	N/A	(3)	N/A	(3)
Stephen Tryon, Senior Vice President, Human Capital Management	$75,106			$300,000		15,000

(1)           Restricted stock unit grants are made pursuant to the Company’s 2005 Equity Incentive Plan and will vest over a three-year period commencing on the date of grant at the rate of: 40% at the end of year one, 30% at the end of year two, and 30% at the end of year three.  Figures shown are the number of units/shares.

(2)           The Chairman and Chief Executive Officer of the Company, Patrick M. Byrne, declined to accept any bonus payment relating to 2012.

(3)           Mr. Peterson resigned on December 31, 2012.

The bonus pool plan (the “2013 Bonus Plan”) is a Company-wide discretionary bonus pool plan, subject to adjustment, upward or downward, by the Compensation Committee after 2013 results are available.  The total bonus pool under the 2013 Bonus Plan is expected to be an amount equal to 20% of the amount, if any, by which a “Measurement Amount” to be calculated under the 2013 Bonus Plan exceeds approximately $41.4 million with individual bonuses to be paid to all eligible employees at December 31, 2013 whose employment date was prior to October 1, 2013 pro rata to the amount of each employee’s salary at that time.  Under the 2013 Bonus Plan an estimated 3.0% or less of the pool would be allocated to the Officers named above.  For purposes of the 2013 Bonus Plan, the term “Measurement Amount” means net income adjusted for income taxes, depreciation and amortization, stock-based compensation expenses, capital structure expenses, directors fees, expenses incurred in connection with certain litigation and related matters, capital expenditures, restructuring charges, certain development expenses, international general and administrative expenses, any 2013 bonuses, and other miscellaneous expenses.  The amounts, if any, that may be payable to each of the Officers under the 2013 Bonus Plan are not determinable at present.

Item 7.01  Regulation FD Disclosure

On January 14, 2013 the Compensation Committee increased the cash fees the Company will pay to its outside directors during 2013 from $50,000 annually to $60,000 annually.

Certain statements contained in this Form 8-K, including all statements other than statements of historical fact, may constitute “forward-looking statements.” In addition to the uncertainty of all forward-looking information, there are specific risks identified in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed with the SEC on October 25, 2012 that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Stephen J. Chesnut
Stephen J. Chesnut
Senior Vice President, Finance and Risk Management
Date:	January 18, 2013